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                                                                     EXHIBIT 10

THIS TERM SHEET IS BEING PROVIDED BY OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "COMMITTEE") IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION FROM ANY USE OR DISCLOSURE TO ANY PARTY OR PERSON PURSUANT TO FEDERAL RULE OF EVIDENCE 408 AND ANY SIMILAR RULE OF EVIDENCE.

             JUNE 11, 2002 TERM SHEET FOR A PLAN OF REORGANIZATION
                FOR METALS USA, INC. AND ITS AFFILIATED DEBTORS
            AND DEBTORS-IN-POSSESSION (COLLECTIVELY, "THE COMPANY")


I.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.   UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE)

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     Administrative Claims:      On the effective date of the plan of reorganization (the
                                 "EFFECTIVE DATE"), or as soon thereafter as practicable,
                                 each holder of an Allowed Administrative Claim will
                                 receive payment in full in cash of the unpaid portion of
                                 such Allowed Administrative Claim.

     Priority Tax Claims:        At the option of the Company, either (i) each Allowed
                                 Priority Tax Claim will remain unaltered with respect to
                                 all the legal, equitable and contractual rights to which
                                 such Allowed Priority Tax Claim entitles the holders
                                 thereof, (ii) each holder of an Allowed Priority Claim will receive payment in full (in cash) on the Effective Date, or as soon thereafter as practicable, or (iii) each holder of an
                                 Allowed Priority Claim will receive payment over a six-year period from the date of assessment as provided in
                                 Section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at the lowest rate per annum permitted by applicable provisions of the Bankruptcy Code.

     DIP Claims:                 The outstanding balance of the debtor-in-possession financing facility on the Effective Date shall either be (a) paid in full in cash through a replacement exit financing facility provided by new lenders which is in form and substance
                                 acceptable to the Company and the Committee or (b) rolled
                                 into an exit financing facility provided by some or all of the existing DIP lenders which is in form and substance
                                 acceptable to the Company and the Committee.

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B.   UNIMPAIRED CLAIMS (DEEMED TO ACCEPT)

     Class 1 - Other Priority    On the Effective Date, or as soon thereafter as
     Claims                      practicable, each holder will receive payment in full in
                                 cash of such Allowed Other Priority Claim.

     Class 2 - Other             As the option of the Company, the Company will
     Secured Claims(1)           (i) reinstate such Allowed Other Secured Claim by
                                 curing all outstanding defaults with all legal, equitable
                                 and contractual rights remaining unaltered, (ii) pay in full
                                 (in cash) such Allowed Other Secured Claim on the Effective
                                 Date, or as soon thereafter as practicable, or (iii) satisfy such Allowed Other Secured Claim by delivering the collateral securing such claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code.

C.   IMPAIRED CLAIMS (ENTITLED TO VOTE)

     Class 3 - General           Class 3 includes all unsecured claims against the Company
     Unsecured Claims            which are not Administrative Claims, Priority Tax Claims,
                                 or Other Priority Claims.

     Class 4 - Common            Class 4 includes the outstanding common stock of the
     Equity Interests            Company.

     Class 5 - Options,          Class 5 includes any options, warrants or rights, contractual
     Warrants                    or otherwise, to acquire equity interests of the Company.

     TREATMENT:

     Class 3 - General           On the Effective Date, or as soon thereafter as practicable,
     Unsecured Claims            in full satisfaction of such claims, each holder (other than the holder of a Convenience Class Claim (as defined below))
                                 will receive its pro rata share of __________  initial shares of the common stock of Metal USA, Inc. (the "NEW COMMON STOCK")(2)
                                 as reorganized upon the Effective Date (as such, "REORGANIZED
                                 METALS USA, INC.").  On the Effective Date, or as soon thereafter as practicable, each holder of a General Unsecured Claims which is allowed in an amount less than $[yet to be determined ] or is voluntarily reduced to an amount of $[yet to be

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(1)  Each secured creditor will be placed in a separate subclass of Class 2;
each subclass will be treated as a separate class for voting and distribution purposes.

(2) This represents one hundred (100%) percent of the New Common Stock before any dilution from management equity incentives or the Old Equity Warrants.


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                                 determined] (the "Convenience Class Claims") will receive ____%
                                 of the allowed claim amount in cash.

     Class 4 - Common Equity     On the Effective Date or as soon thereafter as practicable,
     Interests                   each holder in Class 4 shall receive its pro rata share of warrants to purchase ______ shares of New Common Stock (the
                                 "Old Equity Warrants")(3) with an exercise price struck at an equity value of [$384] million(4) (which represents the value of the New Common Stock necessary to provide Class 3 with a recovery equal to one hundred percent (100%) of the Allowed
                                 Class 3 Claims).  All of the Old Equity Warrants shall have a term of five years from the Effective Date and appropriate anti-dilution protections.

     Class 5 - Options,          All options and warrants will be cancelled on the
     Warrants                    Effective Date.

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II.  MANAGEMENT OF REORGANIZED COMPANY

     A.  BOARD OF DIRECTORS

         Reorganized Metals USA, Inc.'s Board of Directors will consist of five or seven members at the Committee's discretion which will include a key officer of Reorganized Metals, USA, Inc. to be agreed upon by the Company and the Committee and the other directors will be designated by the Committee.

     B.  SENIOR MANAGEMENT

         All decisions regarding the continued employment of senior management and new employment contracts for senior management will be left up to the Board of Directors of Reorganized Metals USA, Inc.

     C.  INCENTIVE PLAN

         The plan shall provide for the establishment of an equity incentive plan for up to 10% of the fully diluted New Common Stock for the members of the Reorganized Metals USA, Inc.'s Board of Directors and the Reorganized Company's management. The Board of Reorganized Metals USA, Inc. will make all decisions regarding the equity incentive plan and any awards thereunder.

III. MISCELLANEOUS PROVISIONS

     A.  SUBSTANTIVE CONSOLIDATION

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(3)  This represents fifteen (15%) percent of the New Common Stock.

(4) Dollar amount of the strike price is illustrative only and is based on a $380 million aggregate Class 3 Claim amount.


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         The plan shall provide for the substantive consolidation of all of the Debtors' estates.

     B.  SECURITIES LAW ISSUES

         The Reorganized Company will remain a reporting company and will use its best efforts to have the New Common Stock listed on a nationally recognized market or exchange. The Reorganized Company will prepare a shelf registration covering New Common Stock held by holders of New Common Stock whose resale of such New Common Stock would be limited or restricted by federal securities laws.

     C.  MISCELLANEOUS PROVISIONS

         The Committee will dissolve on the date of the first meeting of Reorganized Metals USA, Inc.'s Board of Directors. The Reorganized Company will retain all causes of action (including avoidance actions) which are not released (as described below). The Reorganized Company shall have the right to prosecute all such causes of action and any objections to claims.

     D.  RELEASES

         The Committee's professionals will conduct a review of insider preferences and any claims that the Company may have against current or former officers and directors of the Company. Assuming that such review does not uncover any significant potential claims, the plan will provide for a release by the Company of all claims that it may have against current and former officers and directors of the Company. Claims for indemnification by the Company's current directors and officers (whether in the Company's bylaws, contractual or otherwise) shall survive confirmation of the plan of reorganization. Claims for indemnification by the Company's former directors and officers (whether in the Company's bylaws, contractual or otherwise) shall survive confirmation of the plan of reorganization only to the extent of applicable insurance coverage.

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